Exhibit 10.1

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Subscription”) is dated as of September 3, 2020, by and between OBSEVA SA, a stock corporation (société anonyme) organized under the laws of Switzerland (the “Company”), and ERNEST LOUMAYE, MD, PHD (the “Investor”).

RECITALS

A.    The Investor wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Subscription, 516,352 common shares, par value CHF 1/13 per share, of the Company (the “Common Shares”), at a price per share of $2.905, and warrants (the “Warrants”) to purchase 516,352 Common Shares (the “Warrant Shares,” and together with the Common Shares and the Warrants offered under this Subscription, the “Securities”) at an exercise price of $3.43 per share. The Warrants will be in the form attached hereto as Exhibit A.

B.    The Company and the Investor are executing and delivering this Subscription in a transaction not subject to the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Regulation S (“Regulation S”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Subscription, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.    Subscription.

(a)    The Investor agrees to buy, and the Company agrees to sell and issue to the Investor, 516,352 Common Shares and Warrants to purchase 516,352 Common Shares for an aggregate purchase price of $1,500,002.56 (the “Subscription Amount”).

(b)    The completion of the purchase and sale of the Common Shares and the Warrants (the “Closing”) shall take place at the offices of the Company, located at Chemin des Aulx, 12, 1228 Plan-les-Ouates, Geneva, Switzerland, or at such other location(s) or remotely by facsimile transmission or other electronic means as the parties may mutually agree, on the date specified by the Company. At the Closing, (i) the Investor shall pay the Subscription Amount, minus any amount pre-funded by the Investor to the Company for the purpose of allowing the issuance and delivery of the Common Shares on the Closing, as the case may be, by wire transfer of immediately available funds to the Company to such bank account or accounts as shall be designated by the Company, and (ii) the Company shall cause the Common Shares and Warrants to be delivered to the Investor.

2.    Representations and Warranties of the Company. The Company represents and warrants as of the date hereof to the Investor as follows: (i) it has the full corporate power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly authorized and executed by, and when delivered in accordance with the terms hereof will constitute a valid and binding agreement of, the Company enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the execution and delivery of this Subscription and the consummation of the transactions contemplated hereby do not conflict with or result in a breach of the Company’s articles of association, as amended to date, or any other organizational documents; (iv) the Common Shares and the Warrants, when issued hereunder and paid for in accordance with the terms of this Subscription, will be duly authorized, validly issued, fully paid and non-assessable; and (v) the Warrant Shares to be issued upon exercise of the Warrants have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price and any other fees in connection therewith, will be validly issued, fully paid and non-assessable.

3.    Representations, Warranties and Acknowledgments of the Investor.

(a)    The Investor hereby represents and warrants as of the date hereof to the Company as follows: (i) the Investor has the full right, power and authority to enter into this Subscription and to perform all of its obligations hereunder; (ii) this Subscription has been duly executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally or subject to general principles of equity; (iii) the Investor has had full access to the prospectus included in the Registration Statement and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials, if desired; (iv) the Investor is not a “U.S. Person,” as defined in Rule 902 under the Securities Act and, at the time of each of the origination of contact concerning the transactions contemplated by this Subscription and the execution and delivery of this Subscription, the Investor was outside of the United States; (v) the Investor is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities; (vi) the Investor and the Investor’s attorneys, accountants, purchaser representatives and/or tax advisors, if any (collectively, “Advisors”), have received and carefully reviewed this Subscription, the Company’s SEC filings and each of the transaction documents and all other documents requested by the Investor or its Advisors, if any, and understand the information contained therein, prior to the execution of this Subscription; (vii) the Investor and its Advisors, if any, have had a reasonable opportunity to ask questions of and receive answers from the Company’s officers and any other persons authorized by the Company to answer such questions, concerning, among other related matters, the Securities, the transaction documents and the business, financial condition, results of operations and prospects of the Company and all such questions have been answered by the Company to the full satisfaction of the Investor and its Advisors, if any; (viii) the Investor has taken no action which would give rise to any claim by any person for brokerage commissions, finders’ fees or the like relating to this Subscription or the transactions contemplated hereby; (ix) the Investor is not relying on the Company or any of its respective employees or agents with respect to the legal, tax, economic and related considerations of an investment in the Securities, and the Investor has relied on the advice of, or has consulted with, only its own Advisors; (x) the Investor is satisfied that it has received adequate information with respect to all matters which it or its Advisors, if any, consider material to its decision to make an investment in the Securities; (xi) the Investor is not a, and it has no direct or indirect affiliation or association with any, member of the Financial Industry Regulatory Authority, Inc. or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof; and (xii) the entering into and the performance of its obligations under this Agreement, do not constitute a breach of any laws applicable to the Investor (in particular, without limitation, applicable insider trading rules).

4.    Reliance by Placement Agent. In connection with the offering of the Securities, H.C. Wainwright & Co., LLC, the Company’s placement agent for this Subscription (the “Placement Agent”), may rely on each representation and warranty of the Company and the Investor made herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to the Placement Agent. The Placement Agent shall be a third party beneficiary to this Subscription to the extent provided in this Section 4.

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5.    Miscellaneous.

(a)    This Subscription constitutes the entire understanding and agreement among the parties with respect to its subject matter, and there are no agreements or understandings with respect to the subject matter hereof which are not contained in this Subscription.

(b)    This Subscription may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other party hereto, it being understood that the parties need not sign the same counterpart. Execution may be made by delivery by facsimile or by e-mail delivery of a “.pdf” format data file.

(c)    The provisions of this Subscription are severable and, in the event that any court or officials of any regulatory agency of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Subscription shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Subscription and this Subscription shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely affect the economic rights of either party hereto.

(d)    All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and shall be mailed, hand delivered, sent by a recognized overnight courier or sent via facsimile or by e-mail delivery and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company: as set forth on the signature page hereto.

To the Investor: as set forth on the Investor’s signature page hereto.

All notices hereunder shall be effective upon receipt by the party to which it is addressed.

(e)    No provision of this Subscription may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Investor or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Subscription shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

(f)    This Subscription shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OBSEVA SA

By:	/s/ Ernest Loumaye
	Name:	Ernest Loumaye
	Title:	CEO

Address for Notices:

Chemin des Aulx, 12
1228 Plan-les-Ouates
Geneva, Switzerland

[Company Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

/s/ Ernest Loumaye
Name:	Ernest Loumaye

Address for Notices:
ObsEva SA
Chemin des Aulx, 12
1228 Plan-les-Ouates
Geneva, Switzerland

[Investor Signature Page to Subscription Agreement]

Exhibit A

Form of Warrant

[Attached]